Exhibit 77D: Policies with
respect to security
investments

Morgan Stanley New York
Municipal Money Market
Trust

The Morgan Stanley New
York Municipal Money
Market Trust made those
changes to its investment
strategies described in the
supplement to its
Prospectuses and Statement
of Additional Information
filed via EDGAR with the
Securities and Exchange
Commission on September
11, 2015 (accession number
0001104659-15-064770) and
incorporated by reference
herein.